As filed with the Securities and Exchange Commission on May 28, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Old National Bancorp

(Exact Name of Registrant as Specified in Its Charter)

Indiana	35-1539838
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Main Street

Evansville, Indiana 47708

(812) 464-1294

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

Copies to:

Nicholas J. Chulos, Esq. Executive Vice President, Chief Legal Officer and Corporate Secretary Old National Bancorp One Main Street Evansville, Indiana 47708 (812) 464-1294	Michael D. Ebner, Esq. Senior Vice President Senior Assistant General Counsel Old National Bancorp One Main Street Evansville, Indiana 47708 (812) 464-1294	Alison LaBruyere, Esq. Squire Patton Boggs (US) LLP 1230 Peachtree Street NE Suite 2200 Atlanta, GA 30309 (678) 272-3200

(Name, address, including zip code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Purchase Contracts

Units

Warrants

This prospectus relates to senior debt securities, subordinated debt securities, common stock, preferred stock, depositary shares, purchase contracts, units and warrants that we may sell from time to time in one or more transactions. We will provide the specific terms of these securities in supplements to this prospectus. Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into other securities that are described in this prospectus or which will be described in a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “ONB.”

You should read this prospectus and any supplements carefully before you invest. Investing in our securities involves a number of risks. See the section entitled “Risk Factors” on page 4 of this prospectus and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider in connection with an investment in any of the securities offered under this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any supplement. Any representation to the contrary is a criminal offense.

The securities are not deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

This prospectus is dated May 28, 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Old National Bancorp filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer and sell. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. If there is any difference between the information in the prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the website maintained by the Securities and Exchange Commission, or the “SEC,” at http://www.sec.gov.

When we refer to “Old National,” “we,” “our” or “us” in this prospectus, we mean Old National Bancorp and not any of its subsidiaries, unless the context otherwise requires or as otherwise indicated.

WHERE YOU CAN FIND MORE INFORMATION

Old National files annual, quarterly and current reports, proxy statements and other information with the SEC. Old National’s public filings are available on the Internet site maintained by the SEC at “http://www.sec.gov.” Shares of Old National common stock are listed on the NASDAQ Global Select Market under the symbol “ONB.”

For further information about us and the securities we are offering, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

The SEC allows Old National to “incorporate by reference” the information filed by Old National with the SEC, which means that Old National can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus.

Old National incorporates by reference the documents and information listed below:

(1)	Annual Report on Form 10-K filed on February 19, 2026 for the fiscal year ended December 31, 2025;

(2)	Definitive Proxy Statement filed on April 2, 2026 for Old National’s 2026 Annual Meeting of Shareholders;

(3)	Quarterly Report on Form 10-Q filed on April 29, 2026 for the fiscal quarter ended March 31, 2026;

(4)	Current Reports on Form 8-K filed on January 29, 2026, February 19, 2026, May 13, 2026 and May 18, 2026; and

(5)

The description of Old National’s Capital Stock set forth in Old National’s registration statement on Form 8-A, filed on February 14, 2022, as updated by Exhibit 4.1 to Old National’s Form 10-K as filed on February 19, 2026 pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), including all other amendments and reports filed for the purpose of updating such description.

Old National is also incorporating by reference any future filings Old National makes with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, other than current reports furnished under Items 2.02 or 7.01 of Form 8-K, from the date of the initial filing of the registration statement until we sell all of the securities offered by this prospectus or terminate this offering.

Any statement contained in a document incorporated or deemed to be incorporated herein shall be deemed modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that is deemed to be incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s website at www.sec.gov. You may also request a copy of any of the documents referred to above, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by contacting Old National in writing or by telephone at:

Old National Bancorp

One Main Street

Evansville, Indiana 47708

(812) 464-1294

Attention: Corporate Secretary

In addition, we maintain a corporate website, www.oldnational.com, and make available, through the Investor Relations page on our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this registration statement.

Neither we, nor any underwriters or agents, have authorized anyone else to provide you with information. You should rely only on the information presented, or incorporated by reference, in this prospectus or the applicable prospectus supplement. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

FORWARD-LOOKING STATEMENTS

This prospectus contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), Section 27A of the Securities Act of 1933 (the “Securities Act”) and Rule 175 promulgated thereunder, and Section 21E of the Exchange Act and Rule 3b-6 promulgated thereunder, notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the SEC, in press releases and in oral and written statements made by us that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. These statements include, but are not limited to, descriptions of Old National’s financial condition, results of operations, asset and credit quality trends, profitability and business plans or opportunities. Forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “guidance,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “should,” “would,” and “will,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties. There are a number of factors that could cause actual results or outcomes to differ materially from those in such statements, including, but not limited to: competition; government legislation, regulations and policies, including trade and tariff policies; the ability of Old National to execute its business plan; unanticipated changes in our liquidity position, including but not limited to changes in our access to sources of liquidity and capital to address our liquidity needs; changes in economic conditions and economic and business uncertainty which could materially impact credit quality trends and the ability to generate loans and gather deposits; inflation and governmental responses to inflation, including increasing interest rates; market, economic, operational, liquidity, credit and interest rate risks associated with our business; our ability to successfully manage our credit risk and the sufficiency of our allowance for credit losses; the impact of purchase accounting with respect to the merger between Old National and Bremer Financial Corporation, or any change in the assumptions used regarding the assets acquired and liabilities assumed to determine their fair value and credit marks; the potential impact of future business combinations on our performance and financial condition, including our ability to successfully integrate the businesses, the success of revenue-generating and cost reduction initiatives and the diversion of management’s attention from ongoing business operations and opportunities; failure or circumvention of our internal controls; operational risks or risk management failures by us or critical third parties, including without limitation with respect to data processing, information technology systems, cybersecurity, technological changes, vendor issues, business interruption and fraud risks; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations or liabilities; disruptive technologies in payment systems and other services traditionally provided by banks; adverse effects on our information technology systems, or those of third parties, resulting from failures, disruptions or cybersecurity attacks, including ransomware; security breaches, including denial of service attacks, hacking, social engineering attacks, malware intrusion and other cybersecurity threats; the effects of climate change on Old National and its customers, borrowers or service providers; political and economic uncertainty and instability; the impacts of pandemics, epidemics and other infectious disease outbreaks; other matters discussed in this report; and other factors identified in our filings with the SEC. These forward-looking statements are made only as of the date of this report and are not guarantees of future results, performance or outcomes. Such forward-looking statements are based on assumptions and estimates, which although believed to be reasonable, may turn out to be incorrect. Therefore, undue reliance should not be placed upon these estimates and statements. We cannot assure that any of these statements, estimates or beliefs will be realized and actual results or outcomes may differ from those contemplated in these forward-looking statements. Old National does not undertake an obligation to update these forward-looking statements to reflect events or conditions after the date of this report. You are advised to consult further disclosures we may make on related subjects in our filings with the SEC.

Investors should consider these risks, uncertainties and other factors in addition to risk factors included in our Annual Report on Form 10-K for the year ended December  31, 2025 and our other filings with the SEC.

OLD NATIONAL BANCORP

Old National Bancorp

One Main Street

Evansville, Indiana 47708

(812) 464-1294

Old National Bancorp (NASDAQ: ONB) is incorporated in the State of Indiana. is the financial holding company of Old National Bank, our wholly owned bank subsidiary (“Old National Bank”), and is the fifth largest Midwest-headquartered commercial banking company by asset size with consolidated assets of approximately $73.0 billion as of March 31, 2026 and ranks among the top 25 banking companies headquartered in the United States. Old National’s corporate headquarters and principal executive office are located in Evansville, Indiana. Through Old National Bank and our non-bank affiliates, we provide a wide range of services primarily throughout the Midwest and Southeast regions of the United States. Tracing its roots to 1834, Old National Bank has focused on relationship banking by building long-term, highly valued partnerships with our clients and the communities we serve. In addition to providing extensive services in consumer and commercial banking, Old National offers comprehensive wealth management, investment advisory, private banking, capital market and other banking services.

RISK FACTORS

Before making an investment decision in our securities, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, which is incorporated into this prospectus by reference, as updated by our most recent Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

Unless we indicate otherwise in an applicable prospectus supplement, the net proceeds from the sale of the offered securities will be added to our general funds and may be used for:

•	debt reduction or debt refinancing, including the refinancing of our outstanding capital securities;

•	investments in or advances to subsidiaries;

•	acquisitions of bank and non-bank subsidiaries;

•	repurchase of shares of our common stock or other securities; and

•	other general corporate purposes.

Until the net proceeds have been used, they may be temporarily invested in securities or held in deposits of our affiliated banks.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be direct unsecured general obligations of Old National and will be either senior or subordinated debt. The debt securities will be issued under separate indentures between Old National and U.S. Bank Trust Company, National Association (“U.S. Bank”) as trustee. Senior debt securities will be issued under a senior debt indenture and subordinated debt securities will be issued under a subordinated debt indenture. The senior debt indenture and the subordinated debt indenture are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures.” The form of senior debt indenture and the subordinated debt indenture, as amended or supplemented, have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

The following briefly summarizes the material provisions of the indentures and the debt securities. The summary is not complete. You should read the more detailed provisions of the applicable indenture for provisions that may be important to you.

General

The debt securities may be issued in one or more series. The particular terms of each series of debt securities, as well as any modifications or additions to the general terms of the debt securities as described in this prospectus which may be applicable in the case of a particular series of debt securities, will be described in the prospectus supplement relating to that series of debt securities. Accordingly, for a description of the terms of a particular series of debt securities, reference must be made both to the prospectus supplement relating to that series and to the description of debt securities set forth in this prospectus.

The senior debt securities will be direct, unsecured and unsubordinated obligations of Old National. The subordinated debt securities will be unsecured and will be subordinated to all of Old National’s senior indebtedness as described below under “— Subordination of Subordinated Debt Securities.” Because Old National is a holding company, the right of Old National, and therefore the right of creditors of Old National (including the holders of the debt securities), to participate in any distribution of the assets of any subsidiary of Old National upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of Old National itself as a creditor of the subsidiary may be recognized.

The prospectus supplement relating to the particular series of debt securities being offered will specify whether they are senior or subordinated debt securities and the other terms of those debt securities, including, but not limited to, the following:

•	the title of the debt securities and the series in which the debt securities shall be included;

•	any limit on the aggregate principal amount of the debt securities of such title or the debt securities of that series which may be authenticated and delivered under the indenture;

•	for subordinated debt securities, whether the debt securities of the series are to be issuable as registered debt securities;

•	for subordinated debt securities, whether the debt securities are to be issued initially or otherwise in global form and, if so:

o

whether beneficial owners of interests in any such global debt security may exchange such interest for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner specified in the Subordinated Indenture;

o	the name of the depositary or the U.S. Depository, as the case may be, for the global debt security; and

o	the manner in which interest payable on a global debt security will be paid;

•

for subordinated debt securities, the date as of which any global debt security representing outstanding debt securities of the series shall be dated if other than the original issuance of the first debt security of the series to be issued;

•	the date or dates, or the method, if any, by which such date or dates shall be determined, on which the principal of the debt securities is payable;

•

the rate or rates at which such debt securities shall bear interest, if any, or the method, if any, by which such rate or rates are to be determined, the date or dates, if any, from which such interest shall accrue or the method, if any, by which such date or dates are to be determined, the interest payment dates, if any, on which such interest shall be payable and the regular record date, if any, for the interest payable on registered debt securities on any interest payment date, whether and under what circumstances additional amounts on such debt securities or any of them shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

•

the place of payment, if any, in addition to or other than the corporate trust office of the trustee, of such debt securities, any registered debt securities of the series may be surrendered for registration of transfer, debt securities of the series may be surrendered for exchange and notices or demands to or upon Old National in respect of the debt securities of the series and the indenture may be served;

•

whether the debt securities of the series or any of them are to be redeemable at the option of Old National and, if so, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at the option of Old National;

•

whether Old National is obligated to redeem or purchase debt securities of the series or any of them pursuant to any sinking fund or at the option of any holder thereof and, if so, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of the debt securities of the series so redeemed or purchased;

•	the denominations in which registered debt securities of the series, if any, shall be issuable if other than denominations of $1,000 and any integral multiple thereof;

•

if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series or any of them which shall be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture or the method by which such portion is to be determined;

•

if other than U.S. dollars, at the time of payment is legal tender for payment of public or private debts, the currency, composite currencies or currency unit or units in which payment of the principal of (and premium, if any) or interest, if any, on or any additional amounts in respect of the debt securities of the series or any of them shall be payable;

•

if the principal of (and premium, if any) or interest, if any, on or any additional amounts in respect of the debt securities of the series or any of them are to be payable, at the election of Old National or a holder thereof, in a currency, composite currencies or currency unit or units other than that in which the debt securities of the series or any of them are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

•

whether the amount of payments of principal of (and premium, if any) or interest (including additional amounts), if any, on the debt securities of the series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices) and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or payable;

•

whether the principal of (and premium, if any) or interest (including additional amounts), if any, on the debt securities of the series are to be payable, at the election of Old National or any holder thereof or otherwise, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such securities or any of them are denominated or stated to be payable, the period or periods within which and the other terms and conditions upon which, such election, if any, may be made, and the time and manner of determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which such securities or any of them are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which such debt securities or any of them are to be so payable;

•

for senior debt securities, if the amount payable at stated maturity of the debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

•

any deletions from, modifications of or additions to the “Events of Default” or covenants of Old National with respect to the debt securities of the series or any of them, whether or not such events of default or covenants are consistent with the events of default or covenants set forth therein;

•

for subordinated debt securities, if the debt securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

•

for subordinated debt securities, if there is more than one trustee, the identity of the trustee and, if not the trustee, the identity of each security registrar, paying agent and/or authenticating agent with respect to the securities of the series;

•	for subordinated debt securities, whether any of the debt securities of a series shall be issued as “Original Issue Discount Securities”;

•

for senior debt securities, if applicable, that the debt securities of the series, in whole or any specified part, shall be defeasible pursuant to the Senior Indenture, any provisions to permit a pledge of obligations other than U.S. government obligations (or the establishment of other arrangements) to satisfy the requirements of the Senior Indenture for defeasance of such debt securities; and, if other than by a board resolution, the manner in which any election by Old National to defease such debt securities shall be evidenced;

•	for senior debt securities, any addition to, elimination of or other change in the covenants set forth in the Senior Indenture which applies to debt securities of the series;

•

for senior debt securities, any provisions necessary to permit or facilitate the issuance, payment or conversion of any debt securities of the series that may be converted into debt securities or other property other than debt securities of the same series and of like tenor, whether in addition to, or in lieu of, any payment of principal or other amount and whether at the option of the Company or otherwise;

•

for senior debt securities, any change in the actions permitted or required under this Indenture to be taken by or on behalf of the holders of the debt securities of the series, including any such change that permits or requires any or all such actions to be taken by or on behalf of the holders of any specific debt securities of the series rather than or in addition to the holders of all debt securities of the series;

•	for senior debt securities, if applicable, the remarketing or extension features of the debt securities of the series; and

•	any other terms of the debt securities of the series or any of them (which terms shall not be inconsistent with the provisions of the indenture).

Neither indenture limits the aggregate principal amount of debt securities that may be issued under it and each indenture provides that the debt securities may be issued under it from time to time in one or more series up to the aggregate principal amount which may be authorized from time to time by Old National. All debt securities issued under an indenture will rank equally and ratably with any other debt securities issued under that indenture. No service charge will be made for any transfer or exchange of debt securities, but Old National may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer of exchange.

Some of the debt securities may be issued under an indenture as original issue discount securities to be sold at a discount below their stated principal amount. Certain United States federal income tax consequences and other special considerations applicable to any original issue discount securities will be described in the prospectus supplement relating to those debt securities.

Form, Exchange and Transfer

The subordinated debt securities of a series shall be issued as registered securities or global securities. Subordinated debt securities that may be issuable in the form of global securities are described below under “Global Securities.”

The senior debt securities of a series shall be substantially in the form set forth in the Senior Indenture, or such other form to be established by or pursuant to a board resolution, with appropriate insertions, omissions, substitutions and variations a required or permitted by the Senior Indenture and such letters, numbers, marks of identification and legends and endorsements required to comply with the rules of any securities exchange or depositary therefor. The definitive senior debt securities shall be printed, or may be produced in any other manner, all as determined by the officers executing such senior debt securities, as evidenced by their execution of such senior debt securities.

Registered securities of any series may be exchanged for other registered securities of the same series bearing a number not contemporaneously outstanding and containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, upon surrender of the debt securities to be exchanged at any such office or agency. Whenever any registered securities are so surrendered for exchange, we shall execute, and the indenture trustee shall authenticate and deliver, the registered securities which the holder making the exchange is entitled to receive. No service charge will be made for any registration of transfer, exchange or redemption of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. We have appointed the applicable indenture trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the applicable prospectus supplement.

Except as otherwise specified the indenture, and in the case of senior debt securities, if the senior debt securities are to be redeemed in part, we shall not be required:

•

to issue, register the transfer of or exchange any securities of any series during a period beginning at the opening of business 15 days before the day of the selection for redemption of debt securities of such series and ending at the close of business on the day of such selection; or

•

to register the transfer of or exchange any registered security so selected for redemption in whole or in part, except in the case of any security to be redeemed in part, the portion thereof not to be redeemed; or

•

to issue, register the transfer of or exchange any security which, in accordance with its terms, has been surrendered for repayment at the option of the holder, except the portion, if any, of such Security not to be repaid.

If temporary securities of any series are issued, we shall cause definitive securities of such series to be prepared without unreasonable delay, except in the case of temporary securities in global form, which shall be exchanged in accordance with the provisions thereof. After the preparation of definitive securities of any series, the temporary securities of such series, if any, shall be exchangeable upon request for definitive securities of such series containing identical terms and provisions upon surrender of the temporary securities of such series at an office or agency of Old National maintained for such purpose, without charge to any holder.

Global Securities

Senior Indenture

The senior debt securities of any series may be represented by global securities. A global security under the Senior Indenture will evidence all or part of the debt securities of any series and bear the legend set forth in the Senior Indenture. For any debt securities of any series that are issuable in whole or in part as global securities under the Senior Indenture, a clearing agency will act as a depository for such debt securities. The following provisions apply to global securities under the Senior Indenture:

(1)

Each global security authenticated under the Senior Indenture shall be registered in the name of the depositary designated for such global security or a nominee thereof and delivered to such depositary or a nominee thereof or custodian therefor, and each such global security shall constitute a single debt security for all purposes of the Senior Indenture.

(2)

Notwithstanding any other provision in the Senior Indenture, and subject to such applicable provisions, if any, as may be specified as contemplated by the Senior Indenture, no global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary for such global security or a nominee thereof unless (A) such depositary has notified Old National that it (i) is unwilling or unable to continue as depositary for such global security or (ii) has ceased to be a clearing agency registered under the Exchange Act, (B) there shall have occurred and be continuing an event of default with respect to such global security, (C) Old National executes and delivers to the trustee a company order stating that such global security shall be so transferable and exchangeable or (D) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by the Senior Indenture. If Old National receives a notice of the kind specified in clause (A) above or delivers the company order referenced in clause (C) above, it may, in its sole discretion, designate a successor depositary for such global security within 60 days after receiving such notice or delivering such company order, as the case may be. If Old National designates a successor depositary as set forth above, such global security shall promptly be exchanged in whole for one or more other global securities registered in the name of the successor depositary, whereupon such designated successor shall be the depositary for such successor global security or global securities and the provisions of the Senior Indenture shall continue to apply thereto.

(3)

Subject to clause (2) above and to such applicable provisions, if any, as may be specified as contemplated by the Senior Indenture, any exchange of a global security for other debt securities may be made in whole or in part, and all debt securities issued in exchange for a global security or any portion thereof shall be registered in such names as the depositary for such global security shall direct.

(4)

Every debt security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a global security or any portion thereof, whether pursuant to the Senior Indenture or otherwise, shall be authenticated and delivered in the form of, and shall be, a global security, unless such debt security is registered in the name of a person other than the depositary for such global security or a nominee thereof.

(5)

Neither any members of, or participants in, a depositary, nor any other persons on whose behalf such members or participants may act, shall have any rights under the Senior Indenture with respect to any global security registered in the name of a depositary or any nominee thereof, and the applicable depositary or such nominee, as the case may be, may be treated by Old National, the trustee and any agent of Old National or the trustee as the absolute owner and holder of such global security for all purposes whatsoever. None of Old National, the trustee, the security registrar or any other agent of Old National or any agent of the trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a debt security in the form of a global security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Old National, the trustee and any other agent of Old National and any agent of the trustee shall be entitled to deal with a depositary, and any nominee thereof, that is the holder of a global security for all purposes of the Senior Indenture relating to such global security (including the payment of principal, premium, if any, and interest, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such global security) as the sole holder of such global security and shall have no obligations to the beneficial owners thereof. None of Old National, the trustee or any other agent of Old National or any agent of the trustee shall have any responsibility or liability for any acts or omissions of a depositary or its nominee with respect to a global security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such global security, for any transactions between such depositary and any members or participants in such depositary or other participant in such depositary or between or among any such depositary, any such member or participant in such depositary or other participant and/or any holder or owner of a beneficial interest in such global security or for any transfers of beneficial interests in any such global security.

Subordinated Indenture

The subordinated debt securities of any series may be represented by global securities which will have an aggregate amount equal to that of the debt securities they represent and may also provide that the aggregate amount of debt securities represented thereby may from time to time be increased or reduced to reflect exchanges pursuant to a schedule thereto. The indenture trustee shall deliver and redeliver any security in permanent global form in the manner and upon instructions given by the person or persons specified therein, pursuant to applicable procedures, or in the applicable company order. The depositary shall at all times be a clearing agency registered under the Exchange Act. Old National initially appoints the indenture trustee to act as the registrar and paying agent and to act as depository custodian with respect to any global securities unless provided otherwise with respect to such series. Unless otherwise specified, payment of principal of and any premium and interest on any security in permanent global form shall be made to the person or persons specified therein.

Except as otherwise specified as in the Subordinated Indenture, any global security of any series shall be exchangeable for definitive Securities of such series only if:

•

the securities depository is at any time unwilling or unable or ineligible to continue as securities depository and a successor depository is not appointed by Old National within 90 days of the date Old National is so notified in writing;

•	Old National executes and delivers to the indenture trustee a Company Order to the effect that such global security shall be so exchangeable; or

•	an event of default has occurred and is continuing with respect to the debt securities and the registrar has received a written request from the U.S. Depository to issue definitive securities.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security is registered at the close of business on the record date for such interest, except in the case of defaulted interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register, or in the case of senior debt securities, by wire transfer at such place and to such account as may be designated by the person entitled thereto as specified in the security register in writing.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series.

For debt securities, if the debt securities are listed on any stock exchange located outside the United States and such stock exchange shall so require, Old National shall maintain a paying agent in such other jurisdiction outside the United States so long as the debt securities are listed on such exchange. Old National will give prompt written notice to the indenture trustee of the location, and any change in the location, of such office or agency. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All funds paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Conversion or Exchange

If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Subordination of Subordinated Debt Securities

Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the subordinated debt securities.

To the extent set forth in the Subordinated Indenture, the subordinated debt securities will be subordinate in right of payment to the prior payment in full of all senior indebtedness. In the event of an insolvency, bankruptcy proceedings and any receivership, liquidation, reorganization, arrangement or similar proceeding, the holders of senior indebtedness shall be entitled to receive payment in full of all amounts due or to become due in respect of all senior indebtedness before the holders of subordinated debt securities are entitled to receive any distribution on account of principal, interest or premium on subordinated debt securities and shall by entitled to receive payment or distribution (whether in cash or property or securities) which may be payable or deliverable after giving effect to any concurrent payment or distribution in respect of such senior indebtedness. In the event that a security becomes due and payable because of the occurrence of certain events of default, the holders senior indebtedness outstanding at the time shall be entitled to receive payment in full of all principal of, and premium and interest on, all such senior indebtedness before the holders of the subordinated securities of such series are entitled to receive any payment on the debt securities of such series.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal, interest or premium on the subordinated debt securities.

The Subordinated Indenture does not limit or prohibit the issuance of additional senior debt securities, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations.

The term “Senior Indebtedness” means, with respect to Old National:

•	the principal and any premium or interest for money borrowed or purchased by us, including but not limited to indebtedness evidenced by bonds, debentures, notes or similar instruments;

•	an obligation arising from off-balance sheet guarantees and direct credit substitutes;

•	reimbursement obligations with respect to letters of credit, bankers’ acceptances or similar facilities;

•	obligations issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

•	capital lease obligations;

•

any obligations associated with derivative products including but not limited to securities contracts, foreign currency exchange contracts, swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts and similar financial instruments;

•	debt of others described in the preceding clauses that we have guaranteed or for which we are otherwise liable or that are secured by any lien on any of our property or assets; and

•

obligations to general creditors, in each case, whether outstanding on the date the subordinated indenture becomes effective, or created, assumed or incurred after that date, unless in the instrument creating or evidencing any such indebtedness or obligation, or pursuant to which the same is outstanding, it is provided that such indebtedness or obligation is not superior in right of payment to the subordinated debt securities or to other debt that is pari passu with or subordinate to the subordinated debt securities.

No right of any present or future holder of any senior indebtedness to enforce subordination shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of Old National or by any non-compliance by the Old National with the terms, provisions or covenants of the indentures.

The prospectus supplement may further describe the provisions applicable to the subordination of the subordinated debt securities of a particular series.

Certain Covenants with Respect to Senior Debt Securities

Old National covenants and agrees for the benefit of each series of senior debt securities that it will duly and punctually pay the principal of (and premium, if any, on) and interest, if any, on the debt securities of that series in accordance with the terms of the debt securities and the Senior Indenture. Except as may otherwise be provided in the Senior Indenture, Old National or the trustee may, to the extent it is required to do so by applicable law, deduct or withhold taxes imposed by domestic or foreign taxing authorities from the principal of (and premium, if any) and interest payments under the Senior Indenture or under any debt security.

Old National will maintain in each place of payment for any series of senior debt securities an office or agency where debt securities of that series may be presented or surrendered for payment, where debt securities of that series may be surrendered for registration of transfer, exchange or conversion, and where notices and demands to or upon Old National in respect of the debt securities of that series and the Senior Indenture may be served. Old National will give prompt written notice to the trustee of the location, and any change in the location, of such office or agency. Old National may also designate one or more other offices or agencies from time to time where the senior debt securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.

If Old National shall at any time act as its own paying agent, it will, on or before each due date, segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay the amount so becoming due until such sums shall be paid to such persons or otherwise disposed of and will promptly notify the trustee of its failure so to act. Old National will cause each paying agent for any series of securities other than the trustee to execute and deliver to the trustee an instrument in which such paying agent shall agree with the trustee, subject to the provisions of the Senior Indenture, that such paying agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a paying agent and (2) during the continuance of any default by Old National (or any other obligor upon the debt securities of that series) in the making of any payment in respect of the debt securities of that series, upon the written request of the trustee, forthwith pay to the trustee all sums held in trust by such paying agent for payment in respect of the debt securities of that series.

Od National will deliver to the trustee, within 120 days after the end of each fiscal year of Old National, an officers’ certificate, stating that a review of the activities of Old National during such year and of Old National’s performance under the Senior Indenture has been made under the supervision of the signers thereof, stating whether or not to the best knowledge of the signers thereof Old National is in default in the performance and observance of any of the terms, provisions and conditions of the Senior Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if Old National shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Except as otherwise provided pursuant to the Senior Indenture, for all or any senior debt securities of any series, Old National may omit in any particular instance to comply with any term, provision or condition set forth in certain covenants for the benefit of the holders of such series if the holders of at least a majority in principal amount of the outstanding securities of such series shall either waive such compliance in such instance or generally waive compliance with such term, provision or condition. For the avoidance of doubt, this shall not apply to any covenant of the Company to pay the principal of (and premium, if any, on) and interest, if any, on the senior debt securities.

Consolidation, Merger and Sale of Assets

Without the consent of the holders of any of the outstanding debt securities under the indentures, we may consolidate with or merge into, or convey, transfer or lease our properties and assets to any person and may permit any person to consolidate with or merge into us. However, in such event, any successor person must be a corporation organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and must assume, through a supplemental indenture, our obligations on the debt securities and under the applicable indenture. We agree that after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default shall have occurred and be continuing and that certain other conditions are met.

Outstanding Debt Securities

“Outstanding,” when used with respect to debt securities, means, as of the date of determination, all debt securities authenticated and delivered under the applicable indenture, except:

•	debt securities canceled by the indenture trustee or delivered to the indenture trustee for cancellation;

•

debt securities for whose payment or redemption money in the necessary amount has been deposited with the indenture trustee or any paying agent (other than us) in trust or set aside and segregated in trust by us (if we shall act as our own paying agent) for the holders of such debt securities and, if such debt securities are to be redeemed, notice of such redemption has been given according to the applicable indenture or provisions satisfactory to the indenture trustee have been made;

•	debt securities as to which defeasance has been effected pursuant to the Senior Indenture or the Subordinated Indenture;

•

debt securities which have been paid pursuant to the applicable indenture or in exchange for or in lieu of which other debt securities have been authenticated and delivered pursuant to the applicable indenture, other than any debt securities in respect of which there shall have been presented to the indenture trustee proof satisfactory to it that such debt securities are held by a bona fide purchaser in whose hands such debt securities are our valid obligations; and

•

In the case of senior debt securities, senior debt securities as to which any property deliverable upon conversion thereof has been delivered (or such delivery has been made available), or as to which any other express conditions, have been satisfied.

Each indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action under the applicable indenture:

•

the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal that would be due and payable as of the date of such determination upon acceleration of the maturity to such date;

•

In the case of senior debt securities, if the principal amount payable is not determinable, the principal amount of such debt security shall be deemed to be outstanding shall be the amount as specified or determined as contemplated by the Senior Indenture;

•

the principal amount of a debt security denominated in one or more foreign currencies which shall be deemed to be outstanding shall be the U.S. dollar equivalent, determined as of the date of original issuance of such debt security in the manner provided by the applicable indenture, of the principal amount of such debt security (or, in the case of an original issue discount security, of the amount determined as provided above); and

•

debt securities beneficially owned by us or any other obligor upon the debt securities or any of our affiliates or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the applicable indenture trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only debt securities which a responsible officer of the indenture trustee knows to be so owned shall be so disregarded.

Debt securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the applicable indenture trustee the pledgee’s right to act with respect to the debt securities and that the pledgee is not us or any other obligor upon the debt securities or any of our affiliates or of such other obligor.

Events of Default

The following are events of default under the applicable indenture with respect to debt securities of any series:

•	we fail to pay any interest or additional amounts payable on any debt securities of that series when due, and such default continues unpaid for 30 days;

•	we fail to pay the principal or premium on any debt security of that series when due and such default continues unpaid for 30 days;

•	we fail to deposit any sinking fund payment, when due, in respect of any debt security of that series;

•

we default in the performance, or breach any other covenant or warranty of ours in the applicable indenture or the debt securities (other than a covenant included in the applicable indenture solely for the benefit of a series other than that series), and such default continues for 90 days after written notice has been given to us by the indenture trustee or to us and to the indenture trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series;

•	certain events in bankruptcy, insolvency, reorganization or similar events; and

•	any other event of default provided in the applicable officer’s certificate or supplemental indenture.

Each indenture provides that if certain events of default involving bankruptcy, insolvency, reorganization or similar events with respect to the debt securities of any series at the time outstanding shall occur and be continuing, either the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately. However, after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if we have paid or deposited with the indenture trustee a sufficient sum to pay the amount due, including all overdue installments and expenses to the indenture trustee, and all events of default have been cured or waived. For information as to waiver of defaults, see “Modification and Waiver.”

Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee in case an event of default shall occur and be continuing, the indenture trustee shall exercise such rights and powers vested in it by the applicable indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances. However, the indenture trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless such holders shall have offered to the indenture trustee reasonable indemnity. Subject to such provisions for the indemnification of the indenture trustee and certain other limitations set forth in the indentures, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the debt securities of that series.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the applicable indenture, or for the appointment of a receiver or a trustee, or for any remedy thereunder, unless:

•	such holder has previously given written notice to the indenture trustee of a continuing event of default with respect to the debt securities of that series;

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series shall have made proper written request to the indenture trustee to institute proceedings in respect of such event of default in its own name as trustee under the applicable indenture;

•	such holder or holders have offered to the indenture trustee reasonable security or indemnity against costs, expenses and liabilities to be incurred in compliance with such request;

•	the indenture trustee has failed to institute such proceeding for 60 days after receipt of such notice, request or offer of indemnity; and

•

no direction inconsistent with such written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the outstanding debt securities of that series.

However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal, interest or premium on such debt security on or after the due dates expressed in the debt security.

Annually, we are required to furnish to each indenture trustee a statement by certain of our officers as to whether we are in default in the performance or observance of any of the terms of the applicable indenture and, if so, specifying all such known defaults.

Modification and Waiver

We and the indenture trustee under each indenture may, without the consent of the holders of the debt securities, enter into one or more supplemental indentures for specified purposes, including to:

•	evidence the succession of another person to Old National and the assumption by any successor of the covenants and obligations of Old National under the indentures and in the debt securities;

•	evidence and provide for the acceptance of appointment by a successor trustee;

•

add covenants for the benefit of holders or surrender any rights or powers conferred upon Old National, provided that such action shall not adversely affect the interests of the holders of outstanding debt securities;

•	add or eliminate any events of default of any series of debt securities;

•	cure any ambiguity or correct or supplement any provision in an indenture, provided that the cure, correction or supplement does not adversely affect the holders of such debt securities;

•	secure any debt securities or add obligors;

•	establish any form or terms of debt securities and to provide for the issuance of any debt securities and set forth the terms thereof;

•	provide for the issuance of uncertificated debt securities;

•	qualify or maintain qualification of the applicable indenture under the Trust Indenture Act; or

•	comply with the rules and regulations of any securities exchange or automated quotation system on which the debt securities may be listed or traded.

Each of the indentures provide that we and the applicable indenture trustee may enter into an indenture supplemental to the applicable indenture for purposes of adding provisions or changing or eliminating provisions of the applicable indenture, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by such supplemental indenture; provided, however, that no such supplemental indenture may, without the consent of the holder of each outstanding debt security affected thereby:

•

change the stated maturity of the principal of, or any installment of principal of or interest on, or any premium thereon or the rate of interest on, or change the method of computing the amount of principal on any debt security, or change the place of payment where, or change or the coin or currency in which any debt security is payable, or impair the right to institute suit for the enforcement of such payment, except to the extent provided in a prospectus supplement;

•	reduce the percentage in principal amount of any outstanding debt security which requires consent of holders for waiver;

•

modify certain provisions with respect to the rights of holders and waivers, except to increase any such percentage or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby;

•

modify any of the provisions of the applicable indenture with respect to the subordination of any debt security in a manner adverse to the capital treatment of the debt securities, except to clarify ambiguities or to meet regulatory requirements for the debt securities; or

•

modify or affect in any manner adverse to the holders of the debt securities the terms and conditions of the obligation of Old National in respect of the due and punctual payment of the principal of or premium or interest on the debt securities.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the applicable indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the applicable indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the applicable indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series affected.

We will be entitled, except in certain limited circumstances, to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by the applicable indenture.

Defeasance and Covenant Defeasance

If provision is made for defeasance of debt securities of any series, we shall be deemed to have paid and discharged the entire indebtedness on all the outstanding debt securities of such series and the trustee, at our expense, shall execute proper instruments acknowledging satisfaction and discharge of such indebtedness, when:

In the case of senior debt securities:

•

we have deposited or caused to be deposited with the trustee (i) funds in an amount; or (ii) U.S. government obligations which will provide money in an amount; or (iii) such other obligations or arrangements as contemplated by the Senior Indenture; or (iv) a combination thereof; in each case, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee to pay and discharge the principal, premium, interest and any sinking fund or analogous payments on all outstanding debt securities of such series;

•	no event of default shall have occurred and be continuing;

•

such defeasance or covenant defeasance shall not (i) cause the trustee to have a conflicting interest within the meaning of the Trust Indenture act, or (ii) result in the trust constituting an investment company within the meaning of the Investment Company Act, unless such trust is so registered or exempt from registration thereunder;

•	such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party or by which we are bound.

•	such defeasance or covenant defeasance shall not cause any debt securities of such series then listed on any registered national securities exchange under the Exchange Act to be delisted;

•

in certain circumstances, we have delivered to the trustee an opinion of counsel stating that, (i) we have received from, or there has been published by the IRS a ruling; or (ii) since the date of the Senior Indenture, there has been a change in applicable federal law, such that the debt securities will not recognize a gain or loss for federal income tax purposes;

•	in certain circumstances, we have delivered to the trustee an opinion of counsel stating that the holders of debt securities will not recognize a gain or loss for federal income tax purposes;

•	such defeasance or covenant defeasance are effected in compliance with additional terms, conditions or limitations imposed by us pursuant to the Senior Indenture; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent have been complied with.

In the case of subordinated debt securities:

•

either (i) we have deposited or caused to be deposited with the trustee an amount sufficient to pay and discharge the entire indebtedness on all outstanding debt securities of such series; or (ii) with respect to series of debt securities denominated in U.S. dollars, we have deposited with the trustee of government obligations, an amount which will, together with the income to accrue thereon, in the written opinion of a nationally recognized firm of independent public accounts, be sufficient to pay and discharge the entire indebtedness on all outstanding debt securities of such series;

•	we have paid or caused to be paid all other sums payable under the Subordinated Indenture with respect to the outstanding securities of such series;

•

an officer’s certificate and an opinion of counsel have been delivered to the trustee, each stating that the conditions to discharging the debt securities have been satisfied, as well as an officer’s certificate stating that no event of default has occurred; and

•

we have delivered to the trustee: (i) a ruling from the Internal Revenue Service or an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes; and (ii) if the securities are listed on the New York Stock Exchange, an opinion of counsel that the securities of such series will not be delisted as a result of the exercise of the defeasance option.

The indentures provide that, upon satisfaction of the conditions relating to defeasance set forth applicable indenture, we shall be released from our obligations with respect to such debt securities under the applicable indenture and the applicable indenture shall no longer be binding upon, or applicable to, us, except any responsibilities and obligations which by terms of the applicable indenture survive termination of the applicable indenture; provided, we shall not be discharged from any payment obligations in respect of debt securities of such series which are deemed not to be outstanding if such obligations continue to be valid obligations of Old National under applicable law.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Notices

Notices to holders of registered debt securities will be given in writing by mail (or by overnight courier or facsimile in the case of senior debt securities) to the addresses of such holders as they may appear in the security register.

Title

Old National, the applicable indenture trustee and any agent of Old National or the indenture trustee may treat the person in whose name a debt security is registered as the owner for the purpose of receiving payment and for all other purposes.

Notwithstanding the foregoing, with respect to any global security under the Senior Indenture, nothing in the Senior Indenture shall prevent Old National, the trustee or any agent of Old National or the trustee, from giving effect to any written certification, proxy or other authorization furnished by a depositary or impair, as between a depositary and holders of beneficial interests in any global security, the operation of customary practices and adherence to the applicable procedures governing the exercise of the rights of the depositary as holder of such global security.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

We have summarized the material terms and provisions of our capital stock in this section. We have also filed our articles of incorporation and our by-laws, each as amended, as exhibits to the registration statement of which this prospectus is a part. You should read our articles of incorporation and our by-laws for additional information before you buy our common stock, preferred stock or depositary shares or any securities which may be exercised or exchangeable for or converted into our common stock, preferred stock or depositary shares.

Common Stock

Authorized Common Stock

As of December 31, 2025, our authorized common stock, without par value, was 600,000,000 shares, of which 389,662,000 shares were issued and outstanding. Shares of our common stock, when issued against full payment of the purchase price, and shares of our common stock issuable upon conversion, exchange or exercise of any of the other securities offered by this prospectus, will be validly issued, fully paid and non-assessable.

General

Voting Rights. The holders of our common stock are entitled to one vote for each share of common stock held of record by them on all matters to be voted on by shareholders, except

(a) shares of common stock are not entitled to a vote if such shares are owned, directly or indirectly, by another corporation and we own, directly or indirectly, a majority of the shares entitled to vote for directors of such corporation; provided, however, such limitation on voting does not limit our power to vote shares of our common stock held by us in or for an employee benefit plan or in any other fiduciary capacity, or

(b) to the extent shares are control shares acquired in a control share acquisition within the meaning of Chapter 42 of the Indiana Business Corporation Law (the “IBCL”), which such shares have voting rights only to the extent granted by resolution approved by our shareholders in accordance with Section 23-1-42-9 of the IBCL.

The holders of our common stock are not entitled to cumulative voting rights. Under the IBCL, directors are elected by a plurality of the votes cast by shares entitled to vote in an election at a meeting at which a quorum is present. Our by-laws provide that for all other shareholder votes, when a quorum is present at any meeting, the vote of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the IBCL, our articles of incorporation or our by-laws, a greater vote is required, in which case such express provision shall govern and control the decision of such question.

Dividends. Subject to the rights of any series of preferred stock authorized by our board of directors as provided by our articles of incorporation, the holders of our common stock are entitled to dividends when, as and if declared by our board of directors out of funds legally available for the payment of dividends.

Liquidation. In the event of our liquidation or dissolution, subject to the rights of any outstanding series of preferred stock, the holders of our common stock are entitled to share in all assets remaining for distribution to common shareholders according to their interests.

Other Rights. Holders of our common stock have no preemptive or other subscription rights, and the shares of our common stock are not subject to any further calls or assessments by us. There are no redemption or conversion rights or sinking fund provisions applicable to the shares of our common stock.

Listing. Our common stock is listed on the NASDAQ Global Select Market under the symbol “ONB.” Our transfer agent for our common stock is Continental Stock Transfer & Trust Company.

Preferred Stock

Authorized Preferred Stock

Our authorized preferred stock consists of 2,000,000 shares of preferred stock, without par value. As of December 31, 2025, 230,500 shares of preferred stock were issued and outstanding, comprised of 108,000 shares of Series A Preferred Stock and 122,500 shares of Series C Preferred Stock.

General

Under our articles of incorporation and the IBCL, preferred stock may be issued from time to time in one or more series, upon board authorization and without shareholder approval. Within certain legal limits, our board of directors is authorized to determine the terms of any series of preferred stock, including:

•	designation, number of shares to issue, price, dividend rate, voting rights and liquidation preferences;

•	any redemption, sinking fund or conversion provisions; and

•	any other terms, limitations and relative rights and preferences.

As a result, our board of directors, without shareholder approval, could authorize preferred stock to be issued with voting, conversion and other rights that could adversely affect the voting power and other rights of common shareholders or other outstanding series of preferred stock.

Each series of preferred stock will have the dividend, liquidation, redemption and voting rights described below unless otherwise described in a prospectus supplement pertaining to a specific series of preferred stock.

The applicable prospectus supplement will describe the following terms of the series of preferred stock in respect of which this prospectus is being delivered:

•	the designation of that series and the number of shares offered;

•	the amount of the liquidation preference, if any, per share or the method of calculating the amount;

•	the initial public offering price at which shares of that series will be issued;

•	the dividend rate, if any, or the method of calculating the rate and the dates on which dividends will begin to cumulate, if applicable;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights;

•	any voting or additional rights, preferences, privileges, qualifications, limitations and restrictions;

•	any securities exchange listing;

•	the relative ranking and preferences of that series as to dividend rights and rights upon liquidation, dissolution or winding up of Old National; and

•	any other terms of that series.

Shares of our preferred stock, when issued against full payment of the purchase price, will be validly issued, fully paid and non-assessable.

When appropriate, the applicable prospectus supplement will describe the United States federal income tax considerations relevant to the preferred stock.

Rank. Each series of preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank prior to common stock. The rank of each separate series of preferred stock will be described in the applicable prospectus supplement, but all shares of each series will be of equal rank with each other.

Dividends. Holders of each series of preferred stock will be entitled to receive, when, as and if our board of directors declares, cash dividends, payable at the dates and at the rates per share as described in the applicable prospectus supplement. Those rates may be fixed, variable or both.

Dividends may be cumulative or non-cumulative, as described in the applicable prospectus supplement. If dividends on a series of preferred stock are non-cumulative and if our board of directors fails to declare a dividend for a dividend period for that series, then holders of that preferred stock will have no right to receive a dividend for that dividend period, and we will have no obligation to pay the dividend for that period, whether or not dividends are declared for any future dividend payment dates. If dividends on a series of preferred stock are cumulative, the dividends on those shares will accrue from and after the date mentioned in the applicable prospectus supplement.

Redemption. The terms on which any series of preferred stock may be redeemed will be set forth in the applicable prospectus supplement. All shares of preferred stock which we redeem, purchase or acquire, including shares surrendered for conversion or exchange, will be retired and restored to the status of authorized but unissued shares, but may be reissued only as a part of the preferred stock other than the series of which they were originally a part.

Liquidation. In the event of our voluntary or involuntary liquidation, dissolution or winding up, preferred shareholders of any particular series will be entitled, subject to creditors’ rights and holders of any series of preferred stock ranking senior as to liquidation rights, but before any distribution to common shareholders or holders of any series of preferred stock ranking junior as to liquidation rights, to receive a liquidating distribution in the amount of the liquidation preference, if any, per share as mentioned in the applicable prospectus supplement, plus accrued and unpaid dividends for the current dividend period. This would include any accumulation of unpaid dividends for prior dividend periods, if dividends on that series of preferred stock are cumulative. If the amounts available for distribution upon our liquidation, dissolution or winding up are not sufficient to satisfy the full liquidation rights of all the outstanding preferred stock of that series and all stock ranking equal to that series of preferred stock, then the holders of each series of that stock will share ratably in any distribution of assets in proportion to the full respective preferential amount, which may include accumulated dividends, to which they are entitled. After the full amount of the liquidation preference is paid, the holders of preferred stock will not be entitled to any further participation in any distribution of our assets.

Voting. The voting rights of preferred stock of any series will be described in the applicable prospectus supplement. Under Indiana law, regardless of whether a class or a series of shares is granted voting rights by the terms of our articles of incorporation, the shareholders of that class or series are entitled to vote as a separate voting group, or together with other similarly affected series, on certain amendments to our articles of incorporation and certain other fundamental changes that directly affect that class or series.

Under regulations of the Board of Governors of the Federal Reserve System the (“Federal Reserve Board”), if the holders of any series of preferred stock become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a “class of voting securities,” and a holder of 25% or more of that series (or a holder of 5% or more if it otherwise exercises a “controlling influence” over Old National) may then be subject to regulation as a bank holding company. In addition, in that event:

•

any bank holding company may be required to obtain Federal Reserve Board approval, and any foreign bank, and any company that controls a foreign bank, that has certain types of U.S. banking operations may be required to obtain Federal Reserve Board approval under the International Banking Act of 1978, to acquire 5% or more of that series of preferred stock; and

•

any person other than a bank holding company may be required to obtain Federal Reserve Board approval under the Change in Bank Control Act of 1978 to acquire 10% or more of that series of preferred stock.

Conversion or Exchange. The terms on which preferred stock of any series may be converted into or exchanged for another class or series of securities will be described in the applicable prospectus supplement.

Other Rights. The shares of a series of preferred stock may have the preferences, voting powers or relative, participating, optional or other special rights as may be described in the applicable prospectus supplement, our articles of incorporation, or as otherwise required by law. The holders of preferred stock will not have any preemptive rights to subscribe to any of our securities.

Title. Old National, any transfer agent and registrar for a series of preferred stock, and any of their agents may treat the registered owner of that preferred stock as the absolute owner of that stock, whether or not any payment for that preferred stock shall be overdue and despite any notice to the contrary, for any purpose.

Transfer Agent and Registrar. Unless the applicable prospectus supplement specifies otherwise, Continental Stock Transfer & Trust Company will be the transfer agent, registrar and dividend disbursement agent for each series of preferred stock.

Indiana Law and Certain Provisions of our Articles of Incorporation; Anti-Takeover Measures

Articles of Incorporation

Our articles of incorporation currently authorize the issuance of 600,000,000 shares of common stock and 2,000,000 shares of preferred stock. Within the limits of applicable law and the listing rules of the NASDAQ Global Select Market, these shares are available to be issued, without prior shareholder approval, in classes with relative rights, privileges and preferences determined for each class by our board of directors.

Our articles of incorporation provide that certain business combinations may, under certain circumstances, require approval of not less than eighty percent (80%) of the outstanding shares of our common stock. Additionally, our articles of incorporation provide that the board of directors will consider non-financial factors that it deems relevant when evaluating a business combination. Finally, our articles of incorporation provide that any person or group of persons who acquires 15% or more of our then outstanding common stock must pay an amount at least equal to the highest percent over market value paid for shares already held by such person or group when acquiring additional shares. Any amendment of the foregoing provisions requires approval of not less than eighty percent (80%) of the outstanding shares of our common stock.

These provisions in our articles of incorporation are designed to encourage potential acquirers to negotiate with our board of directors to preserve for shareholders our value in the event of a takeover attempt. These provisions reduce the likelihood that a potential acquirer who is unwilling to pay a market premium determined by the board to be sufficient will attempt to acquire shares of our common stock by means of an open market accumulation, front-end loaded tender offer or other coercive or unfair takeover tactic. These provisions in our articles of incorporation would ensure that we, our shareholders and our other stakeholders would be protected from certain takeover attempts, or the acquisition of a substantial block of equity, on terms that may be less favorable generally than would be available in transactions negotiated with and approved by our board of directors.

Indiana Law

Chapters 42 and 43 of the IBCL, which are applicable to us, may be deemed to have certain anti-takeover effects by prescribing, in the case of Chapter 42, certain voting requirements in instances in which a person acquires shares of Old National in excess of certain thresholds or proscribing, in the case of Chapter 43, certain transactions between Old National and an “interested stockholder” (defined generally as a person beneficially owning 10% or more of a corporation’s outstanding voting stock) during the five year period following the time such person became an interested stockholder.

In addition, Chapter 35 of the IBCL provides that in taking or declining to take any action, or in making or declining to make any recommendation to the shareholders of the corporation with respect to any matter, a board of directors may, in its discretion, consider both the short term and long term best interests of the corporation, taking into account, and weighing as the directors deem appropriate, the effects thereof on the corporation’s shareholders and the other corporate constituent groups and interests, as well as any other factors deemed pertinent by the directors. As a result, by expanding the factors that may be considered relevant by the directors in assessing a takeover proposal, this provision could be deemed to have certain anti-takeover effects.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms and provisions of the depositary shares. The prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement. The specific terms may differ from the general description of terms described below.

We have summarized the material terms and provisions of the deposit agreement, the depositary shares and the depositary receipts in this section. We will also file the form of deposit agreement, including the form of depositary receipt, as an exhibit to the registration statement of which this prospectus is a part. You should read the forms of deposit agreement and depositary receipt relating to a series of preferred stock for additional information before you buy any depositary shares that represent preferred stock of that series.

General

We may offer fractional interests in preferred stock, rather than full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States, which we refer to in this prospectus as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense. Depositary receipts may be provided in book-entry form.

Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

Where appropriate, the applicable prospectus supplement will describe the United States federal income tax considerations relevant to the depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares representing the shares of preferred stock in proportion to the number of depositary shares owned by the holders on the relevant record date. The depositary will not distribute amounts less than one cent. The depositary will distribute any balance with the next sum received for distribution to record holders of depositary shares.

If there is a distribution other than in cash, the depositary will distribute property to the holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.

The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.

Conversion and Exchange

If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption of Depositary Shares

If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The depositary will mail notice of redemption between 30 to 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary’s records. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption.

Voting the Preferred Stock

When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted.

The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions received. We will agree to take all action requested by and deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in that manner. The depositary will not vote any preferred stock for which it does not receive specific instructions from the holders of the depositary shares relating to such preferred stock, unless otherwise indicated in the applicable prospectus supplement.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless approved by the record holders of at least a majority of the depositary shares then outstanding. A deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed or reacquired by us;

•	all preferred stock of the relevant series has been withdrawn; or

•

there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Miscellaneous

We will forward to the depositary, for distribution to the holders of depositary shares, all reports and communications that we must furnish to the holders of the preferred stock. Neither the depositary nor we will be liable if the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of duties set forth in the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished to us and/or the depositary. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States.

Governing Law

The deposit agreement and the deposit receipts will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock. The price of our debt securities or price per share of common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may describe, where applicable, the following information about the purchase contracts issued under it:

•

whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of the warrants. The prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those warrants.

We may issue warrants for the purchase of debt securities, preferred stock, depositary shares or common stock. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not act as an agent or trustee for any holders of warrants.

We have summarized the potential material terms and provisions of the warrant agreements and warrants in this section. We will file the forms of warrant agreements and the certificates representing the warrants as exhibits to a supplement to this registration statement. You should read the applicable forms of warrant agreement and warrant certificate for additional information before you buy any warrants.

General

If warrants for the purchase of debt securities are offered, the applicable prospectus supplement will describe the terms of those warrants, including the following if applicable:

•	the offering price;

•	the currencies in which the warrants are being offered;

•

the aggregate principal amount, currencies, denominations and terms of the series of the debt securities that can be purchased if a holder exercises the warrants and the price at which and currencies in which the principal amount may be purchased upon exercise;

•

the designation and terms of any series of debt securities, preferred stock, depositary shares or other securities with which the warrants are being offered and the number of warrants offered with each debt security, share of preferred stock, depositary share or other security;

•	the date on and after which the holder of the warrants can transfer them separately from the related securities;

•	the date on which the right to exercise the warrants begins and the date on which the right expires;

•	whether the warrants will be in registered or bearer form;

•	United States federal income tax consequences; and

•	any other terms of the warrants.

If warrants for the purchase of preferred stock, depositary shares or common stock are offered, the applicable prospectus supplement will describe the terms of those warrants, including the following where applicable:

•	the offering price;

•

the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock or depositary shares, the designation and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased upon exercise;

•

the designation and terms of the series of debt securities, preferred stock, depositary shares or other securities with which the warrants are being offered and the number of warrants being offered with each debt security, share of preferred stock, depositary share or other security;

•	the date on and after which the holder of the warrants can transfer them separately from the related securities;

•	the date on which the right to exercise the warrants begins and the date on which the right expires;

•	United States federal income tax consequences; and

•	any other terms of the warrants.

Unless we state otherwise in the applicable prospectus supplement, the warrants will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

Until any warrants to purchase debt securities are exercised, the holder of such warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any right to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase preferred stock, depositary shares or common stock are exercised, holders of such warrants will not have any rights of holders of the underlying preferred stock, depositary shares or common stock, including any right to receive dividends or to exercise any voting rights.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the principal amount of debt securities or the number of shares of preferred stock, depositary shares or shares of common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates, or a later date if we extend the time for exercise, unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•

delivering the warrant certificate representing the warrants to the warrant agent, or other office indicated in the applicable prospectus supplement, within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the debt securities, preferred stock, depositary shares or common stock that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, the warrant agent will issue to you a new warrant certificate for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants if the changes are not inconsistent with the provisions of the warrants and do not materially adversely affect the interests of the holders of the warrants. We, along with the warrant agent, may also modify or amend a warrant agreement and the terms of the warrants if a majority of the then outstanding unexercised warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any such modification or amendment or otherwise materially adversely affects the rights of the holders of the warrants may be made without the consent of each holder affected by the modification or amendment.

Common Stock Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of common stock covered by, a warrant for common stock will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:

•	if we issue common stock as a dividend or distribution on the common stock;

•	if we subdivide, reclassify or combine the common stock;

•

if we issue rights or warrants to all holders of common stock entitling them to purchase common stock at less than the current market price, as defined in the warrant agreement for such series of common stock warrants;

•	if we distribute to all holders of common stock evidences of our indebtedness or our assets, excluding certain cash dividends and distributions referred to above; or

•	any other event described in the applicable prospectus supplement.

Except as stated above, the exercise price and number of shares of common stock covered by a common stock warrant will not be adjusted if we issue common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase common stock or securities convertible into or exchangeable for common stock.

Holders of common stock warrants may have additional rights under the following circumstances:

•	a reclassification or change of the common stock;

•	a consolidation, merger or share exchange involving our company; or

•	a sale or conveyance to another corporation of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for common stock, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their common stock warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, share exchange, sale or conveyance if they had exercised their common stock warrants immediately before the transaction.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to or through underwriters or dealers, through agents, directly to one or more purchasers or through a combination of methods. No commission will be payable and no discount will be allowed on any sales we or our affiliates make directly.

Underwriters, dealers and agents that participate in the distribution of the securities offered under this prospectus may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including any underwriting discount or commission, will be described in the applicable prospectus supplement. The terms of any distribution, including but not limited to “at the market” equity offerings as defined in Rule 415 of the Securities Act, which terms may include the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the offered securities may be listed, will also be set forth in the applicable prospectus supplement.

The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions.

In connection with an offering of securities, underwriters may purchase and sell these securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by underwriters with respect to the offering. Stabilizing transactions consist of certain bids or purchases for preventing or retarding a decline in the market price of the securities; and short positions created by underwriters involve the sale by underwriters of a greater number of securities than they are required to purchase from us in the offering. Underwriters also may impose a penalty bid, by which selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by underwriters if such securities are repurchased by underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued without notice at any time.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

If the applicable prospectus supplement indicates, we will authorize dealers or our agents to solicit offers by institutions to purchase offered securities from us under contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

The institutional purchaser’s obligations under the contract will only be subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

When we issue the securities offered by this prospectus, except for shares of common stock or debt securities issued upon a reopening of an existing series of debt securities, they may be new securities without an established trading market. The securities may or may not be listed on a national securities exchange. If we sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

Underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

VALIDITY OF SECURITIES

The validity of the securities offered by us pursuant to this prospectus will be passed upon for us by Squire Patton Boggs (US) LLP, Atlanta, Georgia, and, with respect to matters of Indiana law, by Nicholas J. Chulos, Executive Vice President, Chief Legal Officer and Corporate Secretary of Old National.

EXPERTS

The consolidated financial statements of Old National as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this Prospectus by reference to Old National’s annual report on Form 10-K for the year ended December 31, 2025, and the effectiveness of Old National’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuances and Distribution.

SEC registration fee		$(1)
Printing, engraving and postage expenses		(2)
Legal fees and expenses		(2)
Trustee fees and expenses		(2)
Accounting fees and expenses		(2)
Rating agency fees		(2)
Miscellaneous expenses		(2)

Total	$

(1)

Deferred in accordance with Rule 456(b) under the Securities Act and calculated in accordance with the offering of securities under this registration statement pursuant to Rule 457(r) of the Securities Act.

(2)

These fees will be dependent on the type and dollar amount of securities offered and number of offerings and, therefore, cannot be estimated at this time. Additional information regarding estimated fees and expenses will be provided at the time information is included in a prospectus supplement in accordance with Rule 430B.

Item 15.	Indemnification of Directors and Officers.

The Registrant is an Indiana corporation. The Registrant’s directors and officers are and will be indemnified under Indiana law, the Fifth Amended and Restated Articles of Incorporation, as amended (the “Articles”) and the Amended and Restated By-laws of the Registrant against certain liabilities. Chapter 37 of the IBCL requires a corporation, unless limited by its articles of incorporation, to indemnify a director or an officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, against reasonable expenses, including counsel fees, incurred in connection with the proceeding. The Registrant’s Articles do not contain any provision limiting such indemnification.

The IBCL also permits a corporation to indemnify a director, officer, employee or agent who is made a party to a proceeding because the person was a director, officer, employee or agent of the corporation against liability incurred in the proceeding if (1) the individual’s conduct was in good faith, and (2) the individual reasonably believed (A) in the case of conduct in the individual’s official capacity with the corporation, that the conduct was in the corporation’s best interests, and (B) in all other cases, that the individual’s conduct was at least not opposed to the corporation’s best interests, and (3) in the case of a criminal proceeding, the individual either (A) had reasonable cause to believe the individual’s conduct was lawful, or (B) had no reasonable cause to believe the individual’s conduct was unlawful. The IBCL also permits a corporation to pay for or reimburse reasonable expenses incurred before the final disposition of the proceeding and permits a court of competent jurisdiction to order a corporation to indemnify a director or officer if the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the person met the standards for indemnification otherwise provided in the IBCL.

The Registrant’s Articles require it to provide indemnification to its directors and officers to the fullest extent authorized by the IBCL and to pay for or reimburse reasonable expenses incurred before the final disposition of the proceeding as authorized by the IBCL. The Registrant’s Articles also authorize it to maintain insurance at its expense to protect itself and any of its directors, officers, employees or agents or those of another corporation, partnership, joint venture, trust or other entity against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the

IBCL. The Registrant currently maintains directors and officers liability insurance. The Registrant’s Amended and Restated By-laws contain indemnification provisions substantially to the same effect as set forth in the Registrant’s Articles.

See “Item 17. Undertakings” for a description of the SEC’s position regarding the indemnification of directors and officers for liabilities arising under the Securities Act.

Item 16.	Exhibits.

1.1	Form of Underwriting Agreement**

3.1	Fifth Amended and Restated Articles of Incorporation of Old National, amended April 30, 2020 (incorporated by reference to Exhibit 3.1 of Old National’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 18, 2020)

3.2	Articles of Amendment to the Fifth Amended and Restated Articles of Incorporation of Old National authorizing additional shares of Old National capital stock (incorporated by reference to Exhibit 3.2 of Old National’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 16, 2022)

3.3	Articles of Amendment to the Fifth Amended and Restated Articles of Incorporation of Old National designating the New Old National Series A Preferred Stock (incorporated by reference to Exhibit 3.3 of Old National’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 16, 2022)

3.4	Articles of Amendment to the Fifth Amended and Restated Articles of Incorporation of Old National designating the New Old National Series C Preferred Stock (incorporated by reference to Exhibit 3.4 of Old National’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 16, 2022)

3.5	Amended and Restated By-Laws of Old National Bancorp, amended February 18, 2026 (incorporated by reference to Exhibit 3.1 of Old National Bancorp’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 19, 2026).

4.1	Form of Senior Indenture (the “Senior Indenture”) to be entered into by Old National and U.S. Bank.*

4.2	Subordinated Indenture (the “Subordinated Indenture”) between Old National and U.S. Bank, dated as of January 29, 2026 (incorporated by reference to Exhibit 4.1 of Old National’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2026).

4.3	First Supplemental Indenture to the Subordinated Indenture between Old National and U.S. Bank, dated as of January 29, 2026 (incorporated by reference to Exhibit 4.2 of Old National’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 29, 2026).

4.4	Deposit Agreement (Series A), dated February 15, 2022, among Old National, Continental Stock Transfer & Trust Company, acting as depositary, and the holders from time to time of the depositary receipts described therein (incorporated by reference to Exhibit 4.1 of Old National’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 16, 2022).

4.5	Deposit Agreement (Series C), dated February 15, 2022, among Old National, Continental Stock Transfer & Trust Company, acting as depositary, and the holders from time to time of the depositary receipts described therein (incorporated by reference to Exhibit 4.2 of Old National’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 16, 2022).

4.6	Form of Depositary Receipt-Series A (incorporated by reference to Exhibit 4.3 (included as part of Exhibit 4.1) of Old National’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 16, 2022).

4.7	Form of Depositary Receipt-Series C (incorporated by reference to Exhibit 4.4 (included as part of Exhibit 4.2) of Old National’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 16, 2022).

4.8	Form of Senior Debt Security**

4.9	Form of Subordinated Debt Security**

4.10	Form of Purchase Contract Agreement**

4.11	Form of Pledge Agreement**

4.12	Form of Remarketing Agreement**

4.13	Form of Debt Warrant Agreement, including form of Debt Warrant Certificate**

4.14	Form of Preferred Stock Warrant Agreement, including form of Preferred Stock Warrant Certificate**

4.15	Form of Common Stock Warrant Agreement, including form of Common Stock Warrant Certificate**

4.16	Certain instruments defining the rights of holders of long-term debt securities of Old National and its subsidiaries are omitted pursuant to Item 601(b)(4)(iii) of Regulation S-K. The Registrant hereby undertakes to furnish to the SEC, upon request, copies of any such instruments.**

5.1	Opinion of Nicholas J. Chulos, Executive Vice President, Chief Legal Officer and Corporate Secretary of Old National Bancorp*

5.2	Opinion of Squire Patton Boggs (US) LLP*

23.1	Consent of Deloitte & Touche LLP*

23.2	Consent of Nicholas J. Chulos (included in Exhibit 5.1)*

23.3	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5.2)*

24.1	Power of Attorney of Directors and Certain Officers of Old National Bancorp (included in the signature pages to this Registration Statement)*

25.1	Form T-1 Statement of Eligibility of U.S. Bank under the Senior Indenture and the Subordinated Indenture*

107	Filing Fee Table*

*	File herewith
**	To be filed by post-effective amendment or by Current Report on Form 8-K.

Item 17.	Undertakings.

a.	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

d.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on May 28, 2026.

OLD NATIONAL BANCORP

By:	/s/ Nicholas J. Chulos
Nicholas J. Chulos
Executive Vice President,
Chief Legal Officer and Corporate Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John V. Moran, IV and Nicholas J. Chulos, and each of them severally, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ James C. Ryan, III James C. Ryan, III	Chairman, Director and Chief Executive Officer (Principal Executive Officer)	May 28, 2026

/s/ John V. Moran, IV John V. Moran, IV	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 28, 2026

/s/ Angela L. Putnam Angela L. Putnam	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 28, 2026

/s/ Barbara A. Boigegrain Barbara A. Boigegrain	Director	May 28, 2026

/s/ Thomas L. Brown Thomas L. Brown	Director	May 28, 2026

/s/ Kathryn J. Hayley Kathryn J. Hayley	Director	May 28, 2026

/s/ Peter J. Henseler Peter J. Henseler	Director	May 28, 2026

Signature	Title	Date

/s/ Daniel S. Hermann Daniel S. Hermann	Lead Independent Director	May 28, 2026

/s/ Ryan C. Kitchell Ryan C. Kitchell	Director	May 28, 2026

/s/ Daniel C. Reardon Daniel C. Reardon	Director	May 28, 2026

/s/ Thomas E. Salmon Thomas E. Salmon	Director	May 28, 2026

/s/ Michael J. Small Michael J. Small	Director	May 28, 2026

/s/ Derrick J. Stewart Derrick J. Stewart	Director	May 28, 2026

/s/ Katherine E. White Katherine E. White	Director	May 28, 2026